CERTIFICATE OF AMENDMENT OF

CERTIFICATE OF INCORPORATION OF

TS ELECTRONICS, INC.

_________________________________

Pursuant to Section 242 of the General

Corporation Law of the State of Delaware

TS Electronics, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of Delaware (the “Corporation”) does hereby certify as follows:

FIRST:

The Certificate of Incorporation of the Corporation as heretofore amended shall by amended by changing Article “1.” so that, as amended, said Article shall read in its entirety as follows:

1.

The name of the corporation is China Pharma Holdings, Inc.

SECOND:

The Certificate of Incorporation as heretofore amended shall be further amended by changing Article “4.” so that, as amended, said Article shall read in its entirety as follows:

4.

The total number of shares of stock which the Corporation shall have the authority to issue is Sixty Million (60,000,000) shares, all of which shall consist of common stock, par value $0.001 per share.

THIRD:

The Certificate of Incorporation as heretofore amended shall be further amended to by changing Article “5.” so that, as amended, said Article shall read in its entirety as follows:

5.

The number of directors constituting the entire Board of Directors of the Corporation shall be not less than three nor more than nine, with specific number to be as authorized from time vote of a majority of the entire Board of Directors.

FOURTH:

The Board of Directors of the Corporation duly adopted a resolution setting forth the amendments set forth above, declaring their advisability and calling a special meeting of the stockholders of the Corporation entitled to vote in respect thereof.  Pursuant to Section 228 of the General Corporation Law of the State of Delaware, a consent setting forth resolutions approving the amendments set forth above was signed by holders of outstanding common stock having not less than the minimum number of votes necessary to authorize or take action at a meeting at which all shares entitled to vote thereon were present or voted, and the amendments were duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, the Corporation has caused this Certificate to be signed by Zhilin Li, its President and Chief Executive officer, on the 15th day of March, 2006.

/s/ Zhilin Li

(Authorized Officer)